Exhibit 99.1

PRESS RELEASE

ROYALTY PHARMA HIGHLIGHTS ACCOMPLISHMENTS AND PROVIDES BUSINESS UPDATE AT 42nd ANNUAL J.P. MORGAN HEALTHCARE CONFERENCE

•	2023 Portfolio Receipts expected to be approximately $3,050 million, exceeding the upper end of guidance range

•	Announced transactions of $13 billion since 2020 expected to add approximately $1.2 billion to Portfolio Receipts in 2025

NEW YORK, NY, January 8, 2024 - Royalty Pharma plc (Nasdaq: RPRX) today provided an update on its business performance, including recent key accomplishments, and the full year 2023 outlook for Portfolio Receipts. Pablo Legorreta, Royalty Pharma’s founder and Chief Executive Officer, will discuss these updates tomorrow as part of a webcast presentation at the 42nd Annual J.P. Morgan Healthcare Conference to be held at 12:00 p.m. Eastern Time / 9:00 a.m. Pacific Time.

“Royalty Pharma delivered record performance in 2023,” said Pablo Legorreta. “We expect to achieve an all-time high for Portfolio Receipts of approximately $3.05 billion, representing our third consecutive year of double-digit underlying growth since our initial public offering in 2020. We deployed substantial capital to acquire royalties on eight therapies, including our strongest year ever for synthetic royalty transactions. We remain in an excellent position to deliver compounding growth in the years to come while executing on our mission and vision to accelerate innovation in life sciences and transform patient lives globally.”

Record 2023 Financial Performance

Based on preliminary unaudited fourth quarter 2023 results, Royalty Pharma now expects to deliver Portfolio Receipts for full year 2023 of approximately $3,050 million, which includes a $50 million payment related to oral zavegepant and exceeds the upper end of its previous guidance range of $2,950 million to $3,000 million. This represents underlying growth of 11% year-over-year prior to Biohaven-related payments and reflects the strong performance of Royalty Pharma’s diversified royalty portfolio. Royalty Pharma also expects Net cash provided by operating activities to be approximately $2,980 million to $2,990 million for full year 2023.

Portfolio Receipts was previously referred to as Adjusted Cash Receipts. The calculation of Portfolio Receipts will result in the same total as under Royalty Pharma’s previous presentation of Adjusted Cash Receipts. This change of presentation will facilitate increased transparency into the economics of individual royalties, as Royalty Receipts by product and franchise, will be reported net of legacy non-controlling interests.

Royalty Pharma’s preliminary unaudited fourth quarter 2023 results provided in this press release are subject to change in connection with the completion of the company’s final adjustments and other developments that may arise during the preparation and audit of its financial statements. Royalty Pharma’s management will host a conference call to discuss Royalty Pharma’s fourth quarter and full year 2023 results in February 2024.

PRESS RELEASE

Strong Capital Deployment Added Innovative Therapies, Enhancing Long-term Growth

Since 2020, Royalty Pharma has announced transactions of approximately $13 billion, including $4.0 billion in 2023. Important additions to Royalty Pharma’s portfolio in the past year have included incremental royalties on Evrysdi, the fast-growing therapy for spinal muscular atrophy, as well as the potentially practice-changing, development-stage compounds pelacarsen for cardiovascular disease and KarXT for schizophrenia. Royalty Pharma also had its strongest year ever for synthetic royalties with announced transactions of $775 million, including Adstiladrin for bladder cancer, which is the first gene therapy added to its portfolio, Skytrofa, an approved therapy for growth hormone deficiency and TEV-‘749, an exciting development-stage compound for schizophrenia.

In total, 34 unique therapies have been added to the company’s portfolio since 2020 (of which 17 are either currently or projected to be blockbusters that generate annual sales of $1 billion or more based on consensus estimates). In aggregate, based on consensus sales forecasts, investments made since 2020 are estimated to add approximately $1.2 billion to Royalty Pharma’s Portfolio Receipts in 2025.

Biopharma Funding Environment Driving New Royalty Opportunities

The biopharmaceutical ecosystem is generating significant demand for capital to fund the ongoing wave of healthcare innovation. Reflecting this positive market backdrop, between 2019 and 2023, the number of in-depth reviews of new royalty opportunities conducted by Royalty Pharma increased by 133%, resulting in an 80% increase in announced annual transaction value (from $2.2 billion in 2019 to $4.0 billion in 2023).

Given Royalty Pharma’s unique role at the heart of funding life sciences innovation, Royalty Pharma believes that there will be significant opportunity to deploy capital and fund innovation, while creating value for its stakeholders. This is reflected in the company’s capital deployment target of $10 billion to $12 billion from 2022 to 2026 and in Royalty Pharma’s expectation that it has the potential over the longer term to double its average annual capital deployment to $4 billion to $5 billion.

Webcast of J.P. Morgan Healthcare Conference

Royalty Pharma will present at the 42nd Annual J.P. Morgan Healthcare Conference at 12:00 p.m. ET / 9:00 a.m. PT tomorrow. The webcast will be accessible from Royalty Pharma’s “Events” page at https://www.royaltypharma.com/investors/news-and-events/events. The webcast will also be archived for a minimum of thirty days.

About Royalty Pharma

Founded in 1996, Royalty Pharma is the largest buyer of biopharmaceutical royalties and a leading funder of innovation across the biopharmaceutical industry, collaborating with innovators from academic institutions, research hospitals and non-profits through small and mid-cap biotechnology companies to leading global pharmaceutical companies. Royalty Pharma has assembled a portfolio of royalties which entitles it to payments based directly on the top-line sales of many of the industry’s leading therapies. Royalty Pharma funds innovation in the biopharmaceutical industry both directly and indirectly—directly when it partners with companies to co-fund late-stage clinical trials and new product launches in exchange for future royalties, and indirectly when it acquires existing royalties from the original innovators. Royalty Pharma’s current portfolio includes royalties on more than 35 commercial products, including Vertex’s Trikafta, Kalydeco, Orkambi and Symdeko, Biogen’s Tysabri, AbbVie and Johnson & Johnson’s Imbruvica, Astellas and Pfizer’s Xtandi, GSK’s Trelegy, Novartis’ Promacta, Pfizer’s Nurtec ODT, Johnson & Johnson’s Tremfya, Roche’s Evrysdi, Gilead’s Trodelvy, and 12 development-stage product candidates.

PRESS RELEASE

Forward-Looking Statements

The information set forth herein does not purport to be complete or to contain all of the information you may desire. Statements contained herein are made as of the date of this document unless stated otherwise, and neither the delivery of this document at any time, nor any sale of securities, shall under any circumstances create an implication that the information contained herein is correct as of any time after such date or that information will be updated or revised to reflect information that subsequently becomes available or changes occurring after the date hereof.

This document contains statements that constitute “forward-looking statements” as that term is defined in the United States Private Securities Litigation Reform Act of 1995, including statements that express the company’s opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results, in contrast with statements that reflect historical facts. Examples include discussion of Royalty Pharma’s strategies, financing plans, growth opportunities and market growth. In some cases, you can identify such forward-looking statements by terminology such as may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “target,” “forecast,” “guidance,” “goal,” “predicts,” “project,” “potential” or “continue,”” the negative of these terms or similar expressions. Forward-looking statements are based on management’s current beliefs and assumptions and on information currently available to the company. However, these forward-looking statements are not a guarantee of Royalty Pharma’s performance, and you should not place undue reliance on such statements. Forward-looking statements are subject to many risks, uncertainties and other variable circumstances, and other factors. Such risks and uncertainties may cause the statements to be inaccurate and readers are cautioned not to place undue reliance on such statements. Many of these risks are outside of the company’s control and could cause its actual results to differ materially from those it thought would occur. The forward-looking statements included in this document are made only as of the date hereof. The company does not undertake, and specifically declines, any obligation to update any such statements or to publicly announce the results of any revisions to any such statements to reflect future events or developments, except as required by law.

Certain information contained in this document relates to or is based on studies, publications, surveys and other data obtained from third-party sources and the company’s own internal estimates and research. While the company believes these third-party sources to be reliable as of the date of this document, it has not independently verified, and makes no representation as to the adequacy, fairness, accuracy or completeness of, any information obtained from third-party sources. In addition, all of the market data included in this document involves a number of assumptions and limitations, and there can be no guarantee as to the accuracy or reliability of such assumptions. Finally, while the company believes its own internal research is reliable, such research has not been verified by any independent source.

For further information, please reference Royalty Pharma’s reports and documents filed with the U.S. Securities and Exchange Commission (SEC). You may get these documents by visiting EDGAR on the SEC website at www.sec.gov.

Portfolio Receipts

Portfolio Receipts is a key performance metric that represents our ability to generate cash from our portfolio investments, the primary source of capital that we can deploy to make new portfolio investments. Portfolio Receipts is defined as the sum of Royalty Receipts and Milestones and Other Contractual Receipts. Royalty Receipts include variable payments based on sales of products, net of contractual payments to the legacy non-controlling interests, that is attributed to Royalty Pharma.

PRESS RELEASE

Milestones and Other Contractual Receipts include sales-based or regulatory milestone payments and other fixed contractual receipts, net of contractual payments to legacy non-controlling interests, that is attributed to Royalty Pharma. Portfolio Receipts does not include proceeds from equity securities or proceeds from purchases and sales of marketable securities, both of which are not central to our fundamental business strategy.

Portfolio Receipts is calculated as the sum of the following line items from our GAAP consolidated statements of cash flows: Cash collections from financial royalty assets, Cash collections from intangible royalty assets, Other royalty cash collections, Proceeds from available for sale debt securities and Distributions from equity method investees less Distributions to legacy non-controlling interests—Portfolio Receipts, which represent contractual distributions of royalty receipts and proceeds from available for sale debt securities to the legacy investors.

Royalty Pharma Investor Relations and Communications

+1 (212) 883-6772

ir@royaltypharma.com